UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2022

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4045 Sheridan Avenue, Suite 239, Miami Beach, Florida	33140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 13, 2022, the Company entered into (a) a binding letter of intent with Skycrest Holdings, LLC (“Skycrest”) and Greyt Ventures LLC (“Greyt,” and together with Skycrest, the “Skycrest/Greyt Group”) to invest $2,000,000 in the Company through the purchase of 100,000,000 shares of the Company’s common stock (“Shares”) at a price of $0.02 per Share; and (b) effective July 16, 2022, a second binding letter of intent with Beyond 100 FZE, a Dubai company (“Beyond 100,” and together with the Skycrest/Greyt Group, the “Investors”) to invest $2,000,000 in the Company through the purchase of 100,000,000 Shares at a price of $0.02 per Share.

Pursuant to the binding letters of intent (the “LOIs”), the Company has agreed to (a) make certain corporate governance changes as more fully described therein, including allowing the Investors to appoint new independent directors who will comprise a majority of the members of the Board; (b) enter into 36-month consulting agreements with each of Skycrest and Greyt (each, a “Consulting Agreement,” and collectively, the “Consulting Agreements”), pursuant to which (i) Skycrest and Greyt will provide certain advisory services to the Company as more fully set forth in the LOIs; and (ii) Skycrest and Greyt shall each be compensated for their services by the Company issuing to each of them ten year-warrants to purchase 150,000,000 Shares at an exercise price of $0.02 per Share (the “Warrants”), which Warrants will be exercisable on a “cashless” basis; (c) implement certain changes in management, including Albert Mitrani stepping down as Chief Executive Officer; and (d) make modifications to management compensation, all as more fully set forth in the LOIs.

Contemporaneously with entering into the respective LOIs, the Skycrest/Greyt Group and Beyond 100 each advanced Organicell $300,000 (a total of $600,000) as good faith deposits against the $2,000,000 (a total of $4,000,000) purchase price for the Shares. Consummation of the transaction is subject to drafting and executing definitive transaction documentation, waiver of the right of first refusal or participation held by Organicell’s existing lender, approval of our board of directors and the satisfaction of other customary closing conditions.

It is anticipated that the transactions contemplated by the LOIs will be consummated on or before August 30, 2022 (subject to extension by the parties). In the event the transactions contemplated by the LOIs do not close by such date (unless extended by the parties) as a result of the Company’s failure to satisfy the conditions set forth above, Organicell shall be required to refund the good faith deposit made by and issue 100,000,000 Shares to the Skycrest/Grey Group as a break-up fee and offer Beyond 100 the option to either receive its advance or apply it to the purchase of Shares at a price of $0.015 per Share . In the event the Investors do not consummate the transaction, except as set forth in the previous sentence, the Company will be entitled to specific performance of the purchase and sale of the Shares without having to comply with the other agreements set forth in the LOIs.

The above description of the LOIs and the transactions contemplated thereby is qualified in its entirety by reference to the LOIs, which are filed herewith as Exhibits 10.1 and 10.2.

The offer and sale of the Shares and Warrants pursuant to the LOIs was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Binding Letter of Intent with Skycrest Holdings, LLC and Greyt Ventures LLC

10.2	Binding Letter of Intent with Beyond 100 FZE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Chief Financial Officer

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